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                                                               EX-99.23.b


THOMPSON BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK
WASHINGTON, D.C.
         HINE

December 2, 2004

Rock Canyon Advisory Group, Inc.
1384 West State Road
Pleasant Grove, UT 84062


          RE:  ROCK CANYON FUNDS, FILE NOS. 811-21256 AND 333-101319

Gentlemen:

      A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the Rock Canyon Fund's Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                           Very truly yours,


                                           /s/ THOMPSON HINE LLP

                                           THOMPSON HINE LLP
DSM/JMS